AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 1999

     REGISTRATION  NO.  ___________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                   __________

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                 ______________


                              BRAKES EXPRESS, INC.
                            (formerly Althouse, Inc.)
             (Exact name of registrant as specified in its charter)

           DELAWARE                          3714                   76-0499091
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)    Classification Code Number)    Identification Number)

                                                                   ELI BARTOV, PRESIDENT AND CEO
                                                                   BRAKES EXPRESS, INC.
3650 N.W. 15TH STREET                                              3650 N.W. 15TH STREET
LAUDERHILL, FLORIDA 33311                                          LAUDERHILL, FLORIDA 33311
(954) 583-6610                                                     (954) 583-6610
(Address, including zip code, and telephone number                 (Name, address, including zip code, and
including area code, of registrant's principal Executive offices)  telephone number including area code, of agent for service)

                                   Copies to:

                          ROBERT L. SONFIELD, JR., ESQ.
                               SONFIELD & SONFIELD
                              770 S. POST OAK LANE
                              HOUSTON, TEXAS 77056
                                 (713) 877-8333
                            FACSIMILE: (713) 877-1547

                                 _______________

        Approximate date of commencement of proposed sale to the public:
As soon as practicable on or after the Registration Statement becomes effective.

  If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]


                               CALCULATION OF REGISTRATION FEE

                         NUMBER OF       PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
TITLE OF SECURITIES        SHARES         OFFERING PRICE        AGGREGATE       REGISTRATION
BEING REGISTERED      BEING REGISTERED     PER SHARE(1)     OFFERING PRICE(1)        FEE


Common Stock(1)                700,000  $              .02  $           14,000  $        4.24

(1)     Estimated  solely  for  purposes  of  calculating  the amount of the registration fee pursuant  to  Rule  457(f)(2)  under  the  Securities  Act  of  1933,  as  amended.
(2)     Issuable  upon  conversion  of  Series  A  Convertible  Preferred  Stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

                                                    BRAKES EXPRESS, INC.

                                                    CROSS REFERENCE SHEET

                                         PURSUANT TO ITEM 501(B) OF REGULATIONS S-B

                                             SHOWING LOCATION IN THE PROSPECTUS
                                        OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2


                              ITEMS AND CAPTION IN FORM SB-2                          CAPTION IN PROSPECTUS
                      ----------------------------------------------  ------------------------------------------------------
1.                    Forepart of Registration Statement and Outside
                      Front Cover Page of Prospectus                  Front Cover Page of Registration
                                                                      Statement; Outside Front Cover
                                                                      Page of Prospectus

2.                    Inside Front and Outside Back Cover Pages of
                      Prospectus                                      Inside Front and Outside Back Cover Page of Prospectus

3.                    Summary Information and Risk Factors            Summary; Risk Factors;
                                                                      Management's Discussion and
                                                                      Analysis of Financial Condition and
                                                                      Results of Operations

4.                    Use of Proceeds                                 Use of Proceeds

5.                    Determination of Offering Price                 Cover Page

6.                    Dilution                                        Dilution

7.                    Selling Security-Holders                        Cover Page; Selling Security Holders

8.                    Plan of Distribution                            Outside Front Cover Page of
                                                                      Prospectus; Description of
                                                                      Securities; Plan of Distribution

9.                    Legal Proceedings                               Legal Proceedings

10.                   Directors, Executive Officers
                      Promoters and Control Persons                   Management of the Company

11.                   Security Ownership of Certain
                      Beneficial Owners and Management                Principal Stockholders

12.                   Description of Securities                       Description of Securities

13.                   Interest of Named Experts and Counsel           Experts; Legal Matters

14.                   Disclosure of Commission Position on
                      Indemnification for Securities Act Liabilities  See Management of the Company -
                                                                      Indemnification of Officers and
                                                                      Directors

15.                   Organization Within Last Five Years             Management of the Company -
                                                                      Certain Transactions

16.                   Description of Business                         Business

17.                   Management's Discussion and Analysis or Plan
                      of Operation                                    Management's Discussion and
                                                                      Analysis of Financial Condition and
                                                                      Results of Operations

18.                   Description of Property                         Business - Properties; Consolidated
Financial Statements

19.                   Certain Relationships and Related
                      Transactions                                    Management of the Company -
Certain Transactions

20.                   Market for Common Equity and Related
                      Stockholder Matters                             Price Range of Common Stock

21.                   Executive Compensation                          Management of the Company

22.                   Financial Statements                            Consolidated Financial Statements

23.                   Changes in and Disagreements With
                      Accountants on Accounting and Financial
                      Disclosure                                      Not Applicable

                                                                      PROSPECTUS

                              BRAKES EXPRESS, INC.

                         700,000 SHARES OF COMMON STOCK
                    ISSUABLE IN CONVERSION OF PREFERRED STOCK

     We are a wholesale supplier of brakes and brake related parts to automotive repair shops and, since inception in January 1998, have established a customer base of over 500 active customers in South Florida, including Sears, Goodyear and Midas.
     We are registering 700,000 shares of our common stock (the "Common Shares") into which Convertible Preferred Shares of the Company ("Preferred Shares ") may be converted. We will not receive any additional proceeds from the conversion of the Preferred Shares. We are bearing all expenses incurred in registering the Preferred Shares, but the holders of the Preferred Shares ("Preferred Shareholders") will bear all selling and other expenses. See "Description of Securities -- Preferred Shares."
     We previously sold the Preferred Shares to the Preferred Shareholders in private transactions and, as a result, the Preferred Shares are "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"). One of the purposes of this Prospectus is to register the underlying Shares to allow for future resales by the Preferred Shareholders to the public without restriction. To our knowledge no Preferred Shareholder has made any arrangement with any brokerage firm for the sale of his or her Preferred Shares.
     We intend that our Common Shares will trade on the over the counter electronic bulletin board ("OTCBB") under the symbol BRAX.

THE  SECURITIES  OFFERED  HEREBY  INVOLVE  A  HIGH  DEGREE  OF  RISK.
SEE  "RISK  FACTORS"  COMMENCING  ON  PAGE  6.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  THE DATE OF THIS PROSPECTUS IS JUNE ___, 1999

                                       31
                              AVAILABLE INFORMATION

     When the registration statement which includes this Prospectus becomes effective, we will be a "reporting company" under the Securities Exchange Act of 1934 (the "Exchange Act") and will file reports and other information with the Securities and Exchange Commission ("SEC"). Our filings may be inspected and copied without charge at the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of our filings can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. We will file registration statements (including this one) and other documents and reports electronically through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") which is publicly available through the Commission's Internet World Wide Web site, http://www.sec.gov.

     We have not included in this Prospectus all of the information in our registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete; and you should be aware that a copy of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any of the information we file with the SEC if you contact us at Brakes Express, Inc., 3650 N.W. 15th Street, Lauderhill, Florida 33311 [telephone: (954) 583-6610]. We intend to furnish our stockholders with annual reports containing audited annual financial statements and quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited interim financial information.



                                      TABLE OF CONTENTS


AVAILABLE INFORMATION                                                                      2
PROSPECTUS SUMMARY                                                                         4
RISK FACTORS                                                                               6
USE OF PROCEEDS                                                                           11
CAPITALIZATION                                                                            11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS     12
BUSINESS OF THE COMPANY                                                                   14
MANAGEMENT OF THE COMPANY                                                                 19
PRINCIPAL STOCKHOLDERS                                                                    23
DESCRIPTION OF CAPITAL STOCK                                                              24
LEGAL PROCEEDINGS                                                                         31
LEGAL MATTERS                                                                             31
EXPERTS                                                                                   31
INDEX TO FINANCIAL STATEMENTS                                                          F - 1

                               PROSPECTUS SUMMARY

     This section contains summaries of detailed information and financial statements (including attached footnotes) which are part of this Prospectus. Investment in the securities offered involves a high degree of risk. You should carefully consider the information set forth under "Risk Factors". This
Prospectus contains forward-looking statements. Because of risks and uncertainties, our actual results may differ materially from the results discussed in these forward-looking statements. You are urged to read this Prospectus in its entirety.

                                    OVERVIEW
     Located in South Florida, we are a wholesale supplier of brakes and brake related parts to automotive repair shops. We have established, since inception in January 1998, a customer base of over 500 active customers in Broward and Palm Beach Counties, including Sears, Goodyear and Midas. Our success is based on superior product knowledge, unmatched availability of parts, reliability and speed of delivery to the customer.
     We supply a full line of loaded calipers, which are complete brake assemblies, as well as rotors and brake pads. The market for loaded calipers and rotors has been growing rapidly since the recent introduction of lightweight composite rotors and more complex calipers.

     Our  advantages  over  our  competition  include  the  following:

- We carry our own brand of calipers and loaded calipers that are produced for us by Pines Automotive Inc., an affiliated company.

- We process customer orders through a centralized call center, and dispatch orders from mini warehouses which are strategically located in close proximity to the customers. Drivers can deliver parts to our customers generally within 30 minutes of the time of the order.

- Because we specialize in brakes and related brake parts, we can assist customers with selecting the right parts for their repair jobs. Also, through our affiliated company, Pines Automotive, which is our main supplier, we have access to the largest inventory of brakes and brake related parts in South Florida.

     As a result, our customers pay premium prices for the products and services we provide, resulting in higher gross margins and net profits as compared to the automotive aftermarket industry as a whole.

     Our headquarters are located at 3650 N.W. 15th Street, Lauderhill, Florida 33311. Our telephone number is (954) 583-6610.

                                   THE OFFERING

Securities Offered by
the Company                700,000 Common Shares are being registered herein
                           to permit current Preferred Shareholders to convert
                           their Preferred Shares to Common Shares.

Common Stock Outstanding   4,000,041 Common Shares as of the date hereof,
                           4,700,000 Common Shares if all Preferred Shares are
                           converted to Common Shares.  See "Description of
                           Securities."

OTCBB Symbol Common Stock  BRAX

Use of Proceeds            We will not receive any cash proceeds as a result of
                           the conversion of Preferred Shares into Common
                           Shares.

Risk Factors               The securities offered hereby involve a high degree of
                           risk and immediate substantial dilution.  See "Risk
                           Factors."



                SUMMARY HISTORICAL FINANCIAL DATA OF THE COMPANY



                         ONE MONTH     SIX MONTHS        SEVEN
                           ENDED         ENDED          MONTHS
                          JANUARY       JANUARY          ENDED
                            1998          1999       JULY 31, 1998
                        (UNAUDITED)   (UNAUDITED)      (AUDITED)
                        ------------  ------------  ---------------
Statement of
Operations Data:
----------------------
Revenue                 $    16,864   $    905,118  $      407,094
Operating Profit
(Loss)                  $    (1,500)  $     59,866  $            0
Net Profit (Loss)       $    (1,500)  $     53,285  $     (200,000)
Net Profit (Loss) Per
Share                   N/A           $       0.02  $        (0.49)
Weighted Average
Shares
Outstanding             N/A              2,408,737         409,475

                                  RISK FACTORS

     Conversion of the Preferred Shares into Common Shares involves a high degree of risk. You should carefully consider the following factors in evaluating the Company and its business in addition to the other information contained in this Prospectus.

WE  DEPEND  ON  OUR  PRESENT  SUPPLIERS

     There can be no assurance that our current or future suppliers will be able to meet our requirements on commercially reasonable terms or within scheduled delivery times. Any interruption of our arrangements with suppliers could cause a delay in the acquisition of materials for our products, and consequently affect the timely delivery of our products to our customer base.

RISKS  ASSOCIATED  WITH  NEW  TERRITORIES

     We intend to expand our "hub and spoke" distribution system to new areas, initially within Florida and then throughout the United States. We can give no assurance that new areas will have suitable demographics for this distribution system, that potential customers will abandon their traditional suppliers or that they will pay premium prices for the added convenience and services which we intend to provide.

RISKS  ASSOCIATED  WITH  NEW  PRODUCT  LINES

     We intend to introduce automotive air conditioning replacement parts into our market in the near future and for the long term may introduce additional automotive products. We can offer no assurance that our customers will purchase these new products, that we can maintain existing profit margins or that we can develop the expertise with our countermen and other personnel to master these additional lines and provide flawless service to our customers.

COMPETITION

     We distribute products which are of high quality but are standard in the industry. Thus, any competitor could theoretically offer the same or similar products to the ones which we market, could adopt the same distribution system and solicit our customer base. Although we believe that it would be difficult for any competitor to duplicate or exceed the level of service or the speed of delivery, we cannot guarantee that others will not try to offer competitive service in our existing marketing areas or will not try to enter new areas before we establish our service.

NO  PATENT  PROTECTION  FOR  OUR  PRODUCTS

     We do not have, and do not intend to apply for, patents on our products. Thus, there is no technological barrier to entry into our markets.

OUR  OPERATING  RESULTS  MAY  FLUCTUATE

     Our operating results may fluctuate significantly from period to period as a result of a variety of factors, including product returns, purchasing patterns of consumers, the length of our sales cycle to key customers, distributors or other strategic partners, the timing of the introduction of new products and product enhancements by us and our competitors, technological factors, variations and sales by product distribution channels and competitive pricing. Consequently, our product revenues may vary significantly by quarter and our operating results may experience significant fluctuations.

YOU  ARE  NOT  LIKELY  TO  RECEIVE  DIVIDENDS  ON  YOUR  COMMON  SHARES

     We have no present intention of paying cash dividends on our Common Shares in the foreseeable future, as we intend to follow a policy of retaining earnings, if any, for use in our business. We have never paid cash dividends on our Common Shares. See "Description of Securities" and "Price Range of Common Stock and Dividend Policy".

THERE  IS  NO  PRIOR  PUBLIC  MARKET  FOR  OUR  COMMON  SHARES

     No public market exists for our Common Shares and no assurance can be given that one will develop subsequent to this Offering. We have applied for inclusion of our Common Shares on the OTC Bulletin Board, although there can be no assurance that an active trading market will develop, even if the Common Shares are accepted for quotation. Furthermore, as compared with other markets, an investor may find it more difficult to dispose of or obtain accurate quotations for the price of the Common Shares on the OTC Bulletin Board. Additionally, if our Common Shares are accepted for quotation and active trading develops, we are required to timely file our periodic reports with the Commission as required by the National Association of Securities Dealers ("NASD"), and there can be no assurance that we will be able to continue to fulfill such requirement. Failure to timely file our periodic reports will result in suspension from trading on the OTC Bulletin Board until such time as we are current in our periodic filings. The loss or failure of market makers for our Common Shares will have a material adverse effect on the market for our securities.

THERE IS POTENTIAL ANTI-TAKEOVER EFFECT BECAUSE VOTING CONTROL IS HELD BY MANAGEMENT

     After giving effect to the conversion of the Preferred Shares into Common Shares, our officers, directors and principal stockholders will beneficially own approximately 79.2% of our Common Shares. (See "Principal Shareholders"). Accordingly, such persons may be able to approve major corporate transactions including those involving amendments to our certificate of incorporation or the sale of substantially all our assets and may be able to elect all our directors and to control our affairs. This voting control may have the effect of delaying or preventing a change in control of and may adversely affect the rights of the holders of our Common Shares.

CONVERSION OF THE PREFERRED SHARES IS LIMITED BY THE REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION

     We will be able to issue the Common Shares upon the conversion of the Preferred Shares only if:

(i) there is a current prospectus under an effective registration statement filed with the Commission and
(ii) such Common Shares are then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Preferred Shares reside.

There can be no assurance, however, that we will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment.

     A post-effective amendment is required under the Securities Act of 1933, as amended:

          - anytime after nine months subsequent to the effective date thereof when any information contained in the prospectus is over 16 months old;

          - when facts or events have occurred which represent a fundamental change in the information contained in the registration statement; or

          - when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement.

     The Prospectus forming a part of this Registration Statement will remain current within the meaning of the Securities Act for not more than nine months following the date of this Prospectus, or until ________, 2000, assuming we do not file a post-effective amendment. We intend to qualify the conversion of the Preferred Stock in a limited number of states, although certain exemptions under certain state securities ("Blue Sky") laws may permit the Preferred Shares to be transferred to purchasers in states other than those in which the Preferred Shares was initially qualified. We will be prevented, however, from issuing Common Shares upon conversion of the Preferred Shares in those states where exemptions are unavailable and we have failed to qualify the Common Shares issuable upon conversion of the Preferred Shares. We may decide not to seek, or may not be able to obtain qualification of the issuance of Common Shares in all of the states in which the ultimate purchasers of the Preferred Shares reside. In such a case, the Preferred Shares of those purchasers will not be convertible into Common Stock. Accordingly, the market for the Preferred Shares may be limited because of our obligation to fulfill both of the foregoing requirements. (See "Description of Securities".)

"PENNY STOCK" REGULATIONS MAY IMPOSE RESTRICTIONS ON MARKETABILITY OF OUR SECURITIES

     The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security registered or approved for registration and traded on a national securities exchange or quoted in the NASD Automated Quotation System ("Nasdaq") and an equity security issued by an issuer that has:

- net tangible assets of at least $2,000,000 if such an issuer has been in continuous operation for three years;
- net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or
-     average  revenue  of  at  least  $6,000,000 for the preceding three years.

     The Common Shares will probably become subject to Rules 15g-2 through 15g-9 under the Securities and Exchange Act of 1934. These rules impose additional reporting, disclosure and sales practice requirements on brokers and dealers and require them to make a special suitability determination of each purchaser and receive the purchaser's written consent to the transaction prior to the sale. In addition, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this Offering to sell our securities in the secondary market.

     In the event that we were not able to qualify our securities for listing on the OTC Bulletin Board, we will attempt to have our securities traded in the "pink sheets". In such event, holders of our securities may encounter substantially greater difficulty in disposing of their securities and/or in obtaining accurate quotations as to the prices of our securities.

THERE ARE ADDITIONAL AUTHORIZED SHARES AVAILABLE FOR ISSUANCE THAT MAY ADVERSELY AFFECT THE MARKET

     There are currently 4,000,000 Common Shares issued and outstanding and upon conversion of the Preferred Shares to Common Shares, there will be a total of 4,700,000 Common Shares outstanding. The following securities have been reserved for issuance: 700,000 shares upon conversion of the Preferred Shares. After conversion of the Preferred Shares, we will have 4,700,000 Common Shares outstanding and 25,300,000 authorized but unissued Common Shares available for issuance without further stockholder .approval. As a result, issuance of additional Common Shares may cause our current stockholders to suffer significant dilution which may adversely affect the market. (See "Description of Securities.")

THERE  ARE  SHARES ELIGIBLE FOR FUTURE SALE THAT MAY ADVERSELY AFFECT THE MARKET

     The sale, or availability for sale, of a substantial number of Common Shares in the public market subsequent to the offering pursuant to Rule 144 under the Securities Act or otherwise could materially or adversely affect the market price of the securities and could impair our ability to raise additional capital from the sale of our equity securities or debt financing. There are currently _____________ Common Shares that are "restricted securities" which, in the future, may be sold upon compliance with Rule 144 adopted under the Securities Act. Rule 144, provides, in essence, that a person holding "restricted securities", which trade on the OTC Bulletin Board for a period of one year may sell every three months a number of shares equal to one percent of the issued and outstanding shares. The amount of "restricted securities" which a person who is not affiliated with us may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for at least two years.

     Prospective investors should be aware that the possibility of sales pursuant to Rule 144 may, in the future, have a depressive effect on the price of the Common Shares, in any market which exists or may develop and, therefore, the ability of any investor to market his or her shares may be dependent directly upon the number of shares that are offered and sold. Our affiliates may sell their shares during a favorable movement in the market price of our securities which may have a depressive effect on its price per share. (See "Description of Securities.")

WE  DEPEND  ON  KEY  PERSONNEL

Our success will be largely dependent on the efforts of Eli Bartov, President, Chief Executive Officer and Director, Steven M. Rothman, C.A., Vice President, Finance and Chief Financial Officer, Irwin Taublib, Vice President, Sales and Marketing and Director and Gary Caplan, Vice President of Operations and Director. Although we have written employment agreements with various members of our management, there can be no assurance that such persons will continue their employment with us. The loss of the services of one or more of such key personnel could have a material adverse effect on our operations and marketing efforts.

THERE  IS  RISK  ASSOCIATED  WITH  THE  YEAR  2000

     We have implemented a Year 2000 date conversion program to ensure that our computer systems and applications will function properly beyond 1999. We believe that we have allocated adequate resources for this purpose and expect our Year 2000 date conversion program to be successfully completed on a timely basis. There can, however, be no assurance that this will be the case. We do not expect to incur significant expenditures to address this issue. The ability of third parties with whom we transact business to adequately address their respective Year 2000 issues is outside of our control. There can be no assurance that our failure or the failure of such third parties to adequately address our respective Year 2000 issues will not have a material adverse effect on our business, financial condition, cash flows and results of operations.

WE  NEED  SUBSTANTIAL  FINANCING  FOR  EXPANSION

     We need substantial cash to expand our operations. Changes in the market in which we operate our business, or changes in our business strategy could increase our cash needs. If our cash flows are not sufficient to fund expansion, we will have to raise additional capital through debt or equity financing. We do not have any lines of credit or bank financing and we do not anticipate having access to bank financing in the foreseeable future.

     We may not be able to raise additional funds through debt or equity financings on acceptable terms or at all. If we are successful in raising additional funds through the issuance of equity or convertible debt securities, your investment could be substantially diluted and securities issued to subsequent investors could have preferences and privileges that your Common
Shares do not have. If we are not able to complete additional financings when needed, we may not be able to proceed with our expansion plans.

WE  MAY  HAVE  DIFFICULTY  IN  COMPLYING  WITH  GOVERNMENTAL  REGULATION

     Our business may be subject to a wide variety of federal, state and local government laws and regulations. The nature of our business exposes us to the risk of related claims. We may incur substantial costs in defending any claims, if they are brought. We may not be able to comply technically or economically with future governmental regulations. We intend to procure product liability insurance and other necessary insurance against loss and environmental damage while product is in storage or in transit. We can offer no assurance that all liabilities can be covered by insurance or that premiums for relevant insurance will be reasonable.

OUR  STOCK  DOES  NOT  TRADE

     Our Common Shares do not trade publicly. Once trading begins, the market price of our Common Shares could fluctuate substantially due to a variety of factors. These factors include market perception of our ability to enter successfully into new markets, our quarterly operating results, trading volume, changes in general conditions in the economy, the financial markets or the automotive repair industry, or other developments affecting our competitors. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies.

UNDER  DELAWARE  LAW  THE  LIABILITY  OF  OUR  OFFICERS AND DIRECTORS IS LIMITED

     Our certificate of incorporation eliminates liability of our directors for breach of fiduciary duty, except for the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit. In addition, our certificate of incorporation provides that we must indemnify our officers and directors to the fullest extent permitted by Delaware law for all expenses incurred in the settlement of any actions against them in connection with their having served as our officers or director

WE  HAVE  ADOPTED  ANTI-TAKEOVER  PROVISIONS

     Our authorized capital consists of 30,000,000 Common Shares and 1,000,000 Preferred Shares. Our Board of Directors, without any shareholder action, is authorized to designate and issue Preferred Shares in such classes or series as it deems appropriate and to establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The rights of Preferred Shareholders that may be issued may be superior to the rights granted to existing Common Shareholders. Further, the ability of the Board of Directors to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal and the issuance of additional Preferred Shares having preferential rights could adversely affect the voting power and other rights of Common Shareholder. Furthermore, as a Delaware corporation, we are subject to various Delaware statutes which may hinder or delay a change in control including:

(i)     a  control  share  acquisition  statute;
(ii)    a  business  combination  statute;
(iii)   a  fair  price  statute;
(iv)    a  greenmail  statute;  and
(v)     a  non-monetary  factors  statute.

WE  HAVE  NO  HISTORY  OF  PAYING  DIVIDENDS

     We have never paid dividends on our Common Shares and we do not anticipate paying dividends on our stock in the foreseeable future. If our operations become profitable, it is anticipated that, for the foreseeable future, any income received therefrom would be devoted to our future operations and that cash dividends on our Shares would not be paid to our shareholders. (See "Proposed Business -- Dividend Policy.")


                                 USE OF PROCEEDS

     There  are  no  proceeds  to  be  raised  from  this  offering.


                                 CAPITALIZATION

The following table sets forth our actual capitalization as of January 31, 1999., compared to the capitalization, as adjusted for the conversion of the Preferred Shares. This table should be read in conjunction with the Financial Statements and the Notes thereto included elsewhere in this Prospectus.

                                                                        January  31,  1999
                                                                        ------------------
                                                                       Actual     As Adjusted
                                                                     ----------  -------------
Shareholders' deficiency:
    Common Stock, $.001 par value, 30,000,000 shares authorized,
       4,000,000 shares issued and outstanding                       $   4,000   $      4,700
    Preferred Stock, $.001 par value, 1,000,000 shares authorized,
       70,000 shares issued and outstanding                          $      70   $          0
    Additional paid-in capital                                       $  32,980   $     32,350
    Accumulated deficit                                              $(146,715)  $   (146,715)
Total shareholders' deficiency                                       $(109,665)  $   (109,665)
Total capitalization (deficiency)                                    $(109,665)  $   (109,665)

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

GENERAL.

     The following should be read in conjunction with the Financial Statements of Brakes and the Notes thereto as at July 31, 1998 and January 31, 1999, and the other financial and other information included elsewhere in this Prospectus. This Prospectus contains certain statements regarding future trends which are subject to various risks and uncertainties. Such trends, and their anticipated impact on us, could differ materially from those discussed in this Prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this Prospectus.

OVERVIEW

     For the six months ended January 31, 1999, the Company reported net income of $53,285. Basic and diluted earnings per share were $0.02 per share. There were no comparative figures. The Company in its present form commenced operations in January, 1998.

     We opened two mini warehouses in February and March, 1998. Commencing August 1, 1998, we started to generate sales from our main hub warehouse in Lauderhill, Florida and at the beginning of January, 1999, we opened our fourth mini warehouse, in Boca Raton, Florida. This location contributed approximately $7,800 in sales for the month. The costs associated with this new location exceeded its revenue and caused a reduction in net income for the month. Our experience tells us that it takes approximately 6 months until a mini warehouse reaches its full revenue generating capability.

     The Company also finalized its plans for expansion to the Tampa/St. Petersburg area. However, these plans have been put on hold until the necessary funds have been raised to purchase inventory, equipment and for working capital.

RESULTS  OF  OPERATIONS

     Sales for the month of January 1999 were $160,824 compared to $16,864 for the month of January 1998. The current month included the operations of four mini warehouses and the main hub warehouse, whereas only one mini warehouse was open in January 1998.

     Operating income, for the month, as a percentage of net sales was 3.5%. There was an operating loss of $1,500 for month of January 1998. For the six months ended January 31, 1999, operating income, as a percentage of net sales was 6.6%. There was no comparative figure.

     Gross profit for the month, as a percentage of net sales was 48.6%. For January 1998, gross profit, as a percentage of net sales was 41.7%. For the six months, gross profit, as a percentage of net sales was 48.7%. No comparative figures were available. Margins have remained relatively stable over the past six months, as there have been no changes in either sales prices to our customers or cost of goods purchased from our suppliers.

     For the month of January 1999, selling, general and administrative expenses increased in dollar terms and as a percentage of net sales, compared to the month of January 1998, due to more locations, professional and consulting fees and, the start up costs associated with the new mini warehouse.

FINANCIAL  CONDITION

     For the six months ended January 31, 1999, the overall cash position increased by $60,966.

     Operating activities generated $35,962 in cash flow mainly due to increases in accounts receivable and inventory, which were offset by increases in accounts payable and due to related parties.

     Investing activities used $12,046 for the purchase of shelving and equipment for the mini warehouses.

     Cash flows from financing activities included $21,050 proceeds from stock subscriptions receivable and $16,000 in proceeds from the issuance of common stock.

     Management believes that internally generated funds and its existing sources of liquidity are sufficient to meet current and anticipated financing requirements over the next 12 months.

YEAR  2000  ISSUE

     The Year 2000 (Y2K) issue is the result of computer programs written using two digits (rather than four) to define the applicable year. Absent corrective actions, programs with date-sensitive logic may recognize "00" as the year "1900", rather than the year "2000". This could result in miscalculations or system failure, significantly impacting the ability to operate our business.

     We have completed our assessment of all internal systems and is working with its software support suppliers to develop remedial programs for all business-critical information technology applications. Where necessary, software programs will be upgraded to, or replaced with, Y2K compliant versions. It is expected that this process will be complete by the middle of 1999.

     We are investigating the Y2K compliance status of suppliers, customers and other third parties. Most third parties have been contacted to determine their status. We intend to contact all business-critical suppliers and third parties by the end of April to obtain assurances with respect to their Y2K compliance status.

     We estimate that the cost to remedy the Y2K issue for our company will not be significant. Therefore, we believe that internally generated funds and existing sources of liquidity are sufficient to meet the expected funding requirements.

     Although our company is taking the appropriate steps to achieve Y2K compliance, non compliant third party systems could cause disruptions to our business activities and cause significant additional costs. Without a reasonably complete assessment of all of the systems affected, we do not have a reasonable basis to conclude that the impacts of the Year 2000 issue are not likely to come to fruition. Also, we have no reasonable basis to conclude that the Year 2000 issue will not materially affect future financial results, or cause reported financial information not to be necessarily indicative of future operating results or future financial condition.

FORWARD-LOOKING  INFORMATION

     Certain statements contained in this report, including estimated Y2K compliance costs, are "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934. Because forward-looking statements are based on management's current views and assumptions and involve risks and uncertainties that could significantly affect expected results, operating results could be materially affected by external factors such as: actions of competitors, customer relationships, Y2K preparedness of significant external parties and fluctuations in the cost and availability of supply chain resources.


                             BUSINESS OF THE COMPANY

     We are a wholesale supplier of remanufactured calipers and loaded calipers, rotors, brake pads and other after market brake parts to automotive repair shops in South Florida. We have developed a unique distribution system through the use of mini warehouses, each located within close proximity of our customers. Customer orders are processed through a central dispatch call center and parts are delivered by the closest warehouse to the customer. Our main focus is on the availability and quality of our own brand of calipers and loaded calipers, the supply of high quality Brembo rotors and BPI brake pads, and the efficient distribution of these auto parts.

     At present, we operate one large hub warehouse located in our head office in Lauderhill, Florida and four mini warehouses located in Pembroke Pines, Sunrise, Boca Raton and Pompano, Florida. The facility in which our affiliated company, Pines Automotive, Inc. rebuilds and remanufactures calipers and loaded calipers, is located at the head office.

     We intend to use our unique distribution system as a vehicle to distribute other automotive parts and products as well as our existing line. We commenced our parts distribution by selling brake replacement parts, as these parts are needed for the most common types of repairs in local garages and are part of the services performed by tire shops. We intend to introduce another product line; namely, automotive air conditioning parts and systems as these repairs are also often performed by automotive repair shops. Our management believes that we could achieve the same degree of market penetration with our proposed air conditioning line as we have had with brake parts.

DEVELOPMENT  OF  THE  BUSINESS

     Eli Bartov, our President, formed Pines Automotive, Inc. ("Pines") in 1984. Pines was originally a distributor of a basic line of auto parts, on a consignment basis, to garages and repair shops in Broward County, Florida. Over the years, the product line has increased to over 5,000 inventory items and expanded its customer base into Dade and Palm Beach . Counties. Pines expanded its brakes business in June, 1993 to include a caliper rebuilding/remanufacturing operation, so that they could distribute their own brand of calipers and loaded calipers. They established Brakes Express, Inc. originally as a marketing division of Pines Automotive. Pines currently supplies nearly 95% of all parts to Brakes Express, including its own brand of calipers and loaded calipers.

     Mr. Bartov and the senior managers of Pines developed the concept of a central hub warehouse and mini warehouses in January 1998 and have grown the business into a hub warehouse and four mini warehouses.

     We  have  developed  a  three-prong  strategy  to  maximize  profitability:

a) Increase customer satisfaction - by helping the customer select the right parts, having the parts in stock and, being able to deliver these parts to the customer quickly.

b) Maximize gross margins - the customer is willing to pay a premium for expert advice and speedy delivery.

c) Increase inventory turnover - by restocking mini warehouses, on a daily basis, from a central warehouse, slow moving inventory can be minimized at the mini warehouses

     Mini warehouses comprise approximately 1,000 sq.ft. and are stocked to accommodate about 90% of all customer orders, well above industry standards, for loaded calipers, rotors, brake pads and other brake related parts needed for complete brake jobs. Mini warehouses are strategically located in areas with a high concentration of repair shops.

     Each mini warehouse requires an initial capital investment of about $60,000, of which $40,000 is allocated for inventory. The balance of the investment is for shelving, fixtures, communication equipment and working capital. Usually, there are two (2) drivers assigned to each mini warehouse. Management anticipates that average sales should reach a level of $50,000/month after 5 to 6 months in a new territory, or $60,000/month once the automotive air conditioning product line is offered.

     A fully developed sales territory consists of between 4 and 8 mini warehouses ("satellites") which surround one larger central warehouse ("hub"). The hub acts as a mini warehouse for customers in its catchment area, as well as a supporting warehouse for its satellites. Each hub will comprise approximately 4,000 sq.ft. of warehouse space and, depending on the number of mini warehouses, each new territory will cost about $500,000 to set up with inventory of approximately $400,000, shelving, a department for the rebuild/remanufacturing of calipers, and working capital. Introduction of air conditioning parts will require an initial investment of approximately $100,000 at our main warehouse. A regional general manager will be hired for each new territory.

     Territories are targeted where there is a concentration of population of at least 700 people per square mile. We are finalizing plans to expand into the Tampa area with a hub and 5 mini warehouses, and have plans to expand into Orlando during the third quarter of 1999 and into Jacksonville, during the second quarter of 2000. Exact timing of the expansion plans will depend to a large extent on the timing and availability of capital. Initial market studies indicate that the Tampa area will support our current pricing for brakes and brake related parts. There is no competing or similar service in the area.

     Over the past few years, a new trend has developed in the automotive parts industry, in general, and in the brake and brake related parts industry, in particular. In the January, 1999 issue of Brakes & Front End, an article entitled "Using Quality Brakes Service Parts Reduces Chance of Comebacks" contains a survey of repair shop owners. The article states:

     "This year's numbers show 35.8% of shops no longer carry a brake inventory. This number has gradually risen since 1995 when only 26.6% of shops did not stock needed parts."

     The article also indicates that the number of shops that carry an inventory of brake parts can only complete 60% of the jobs and must carry a larger inventory than in previous years. In 1995, the average shop surveyed carried an inventory of approximately $5,000. In 1996 this inventory figure had risen to over $6,300. The article indicates that approximately 60% of brake parts are purchased from a jobber and goes on to state:

     "For those shops not stocking a brakes parts inventory, the delivery response time from suppliers is critical in completing service jobs on time. More than 50% of the respondents said the needed parts are delivered to them within 30 minutes."

     Thus, an increasing number of customers do not carry inventories of brake parts and, those that do, carry larger inventories than in previous years. These trends result from the increasing complexity of the brake parts inventory. Our strategy is to offer comprehensive call-in services, customer education and literature and speedy delivery to get the right part to the customer. Our experience has been that customers will pay a price premium for these services.

     Brake part suppliers often offer many different types of support including technical information, customer literature, training and inventory control to maintain their customer base. We offer all of these services.

     The auto parts industry is a multi-billion dollar industry. One of the largest companies in the industry, Echlin, Inc., reported sales of over $3.5 billion in 1997 of which 38% represents brake systems and parts. Industry surveys indicate that gross profit margins to jobbers and distributors are in the 35% range with net after tax profits in the 1% range. We have defined a strategy that significantly results in higher gross margins and net after tax profits by providing value added services to the customer.

PRODUCTS,  SALES  AND  MARKETING

     We supply a full line of calipers and loaded calipers, under our own brand name, rotors (made by Brembo), and brake pads carrying the BPI brand. Our loaded calipers carry a lifetime warranty and include all hardware needed for a complete brake job. More and more repair shops are recognizing the advantages of using loaded calipers, also known as a "brake job in a box", to perform brake service more quickly and with increased profit margins. Loaded calipers are manufactured for us by Pines Automotive, which meet or exceed original equipment manufacturer ("OEM") specifications. Thus, the likelihood of customer complaints about squealing brakes is minimized.

     The market place for both loaded calipers and rotors has been undergoing a rapid growth phase since introduction of lightweight composite rotors and more complex calipers. We see no trends which would curtail this rapid growth in the future.

     Our main competitors are Tropical Auto Parts, Pep Boys, Bennett and Napa Auto Parts. None of these companies make their own loaded calipers, preferring to purchase them from other rebuilder/remanufacturers. These competitors represent a combination of retail and wholesale sellers to the dealers, repair shops and do-it-yourself customers. In the past, the industry was served by a large number of local jobbers who represented an intermediate trade level. We believe that pressure on gross profit margins has largely eliminated the jobber trade level as large wholesalers have started to service the repair shops directly. Competitors supply a full range of auto parts whereas we specialize in brakes and brake-related parts and products. Our countermen/sales representatives are very knowledgeable and can assist customers with practically any problems which arise. Furthermore, practically every customer order can be filled immediately since we have access, through Pines Automotive, to what management considers to be the most extensive inventory of brake parts in the State of Florida. Our competitors do not offer these specialized services.
Over the past several years, national auto parts companies have entered the South Florida market and have had little or no impact on our business.

     Based upon our management's experience, traditional auto part jobbers cannot match our distribution system for speed, reliability, accuracy and availability. Using the mini warehouse distribution system, average delivery time, from the time the customer places the order until it is delivered to the repair shop, is less than 30 minutes.

     We intend to introduce air conditioning parts into our product line without disruption to the existing distribution system. We estimate that adding air conditioning parts will require an initial investment of approximately $100,000 worth of inventory at our main warehouse. These parts would be delivered from the hub warehouse(s) to the customer as speed of delivery is not as critical a factor for air conditioning as it is for brakes.

     Customer calls come into a centralized call center located at the corporate headquarters. The call center is staffed by a team of professional countermen who dispatch drivers from the closest mini warehouse. This system ensures a uniform sales policy and will be a mainstay of future expansion plans. All invoicing is centralized at our head office to ensure control over credit and collections.

     The hub warehouse restocks its satellite warehouses on a daily basis in order to maintain tight inventory control and to keep inventory levels as low as possible.

     Our sales are generated through direct mail, driver referrals and new business development by field sales staff. For every new territory, field sales staff will visit all repair shops in the catchment area at least 2 to 3 weeks before the opening of the mini warehouse in their area. The advantages of using Brakes Express will be promoted and special discounts will be offered.

     We generate all advertising and promotional material from our corporate head office. Direct mail flyers to a targeted automotive market are distributed on a monthly basis. Newsletters, containing technical and informative articles are sent to support our products on a quarterly basis. Every customer is provided with displays, point of sale educational materials and incentives. The call center countermen follow up with calls to customers informing them of our service and special discounts. This procedure is repeated for each new mini warehouse and has proven to be highly effective. We also offer cash incentives to our drivers to share in the net profit generated by their particular mini warehouse.

     Internet Strategy: We have recently engaged a consulting firm to design a comprehensive e-commerce solution for our business. This program is designed to be a complete system for selling auto parts on the World Wide Web and will include internet, intranet and extranet functions. When completed, customers will be able to order parts over a secure network that will be totally integrated into our accounting and information systems. In addition, we contemplate that other parts manufacturers and distributors will be used for regional fulfillment of parts which we do not offer. The information system, when completed, will offer the customer a concordance of part numbers, availability of hard-to-find parts, regional availability, expert and do-it-yourself advice. However, there is no guarantee that we will be successful in our Internet strategy, nor can we estimate with any degree of certainty, the time necessary in order to implement such a strategy.

COMPANY  STRATEGY

     Management has defined a strategy that results in better than industry gross margins and net after tax profits; that is, value added services to the customer. Industry trends indicate that an increasing number of customers do not carry inventories of brake parts and, those that do, carry larger inventories than in previous years. Industry surveys also indicate that existing inventories turn over only approximately once in every five months. These trends are due to the increasing complexity of the brake parts inventory. Our strategy is to offer comprehensive call-in services, customer education and literature and speedy delivery to get the right part to the customer. Management's experience is that customers will pay a price premium for these services.

     Our business strategy is a combination of premium pricing and low distribution costs through small mini-warehouses situated close to the customer. The customer is saved the cost of expensive low-turnover inventory and receives the right part within 30 minutes of the call to the order desk. Where the customer wishes to maintain an inventory or brake or brake related parts we will supply, at no cost to the customer, a complete inventory control system. In this way, we have control over the customer's inventory requirements whether maintained on premises or fast ordered from the order desk.

     The brake repair business is one of the few stable repair segments of the auto parts industry. Extended new car warranties do not, ordinarily, extend to brakes and brake parts. Dealer pricing for brake repairs do not, generally, compare favorably with those charged by the local garage mechanic, Sears or the local or national tire shops. Brake parts and repairs appear to be immune to price competition by large retail establishments such as Price-Costco, although we cannot warrant that price competition may arise in the future. We sell to large chain operators such as Sears, Goodyear and Midas Mufflers which offer brake repairs as part of their regular service packages but do not want to carry an extensive inventory of brake parts.

     Our method of distribution is capable of rapid expansion. Management's survey of the Tampa-St. Petersburg area indicates that local jobbers do not give the product information and speedy delivery service that we can provide. The survey also indicates that pricing by local jobbers will permit us to maintain present gross margins. A hub warehouse in the Tampa-St. Petersburg area can be easily serviced from our main facility in Lauderhill, Florida on a daily basis. Present communication systems allow all calls to come into the service desk in Lauderhill, Florida and be transferred by fax to the hub warehouse where the order will be faxed/paged to the local mini-warehouse. We maintain a computerized perpetual inventory that indicates what parts are short supply in the hub and mini warehouses and automatically restocks parts from the Lauderhill, Florida main warehouse.

     We have reserved the trading symbol "BRAX" and it is our intention to apply for registration on the OTC - Electronic Bulletin Board, after fulfilling the legal requirements to become a reporting entity. We are listed in Standard and Poor's Corporate Index.

     Our corporate headquarters is located at 3650 N.W. 15th Street, Lauderhill, Florida. We lease a portion of a building comprising approximately 17,500 square feet of warehouse and office space at the Lauderhill building which is shared with a related company, Pines Automotive Inc. The building is partially owned by Eli Bartov, our President and majority shareholder. The rental rate is competitive, compared to similar premises on the market.


                            MANAGEMENT OF THE COMPANY

DIRECTORS,  EXECUTIVE  OFFICERS  AND  KEY  EMPLOYEES

                                        NAME                          POSITION
                 ---------------------------------------------------  --------
Eli Bartov       President, Chief Executive Officer and Director

Steven Rothman.  Vice President, Finance and Chief Financial Officer

Irwin Taublib    Vice President, Sales and Marketing and Director

Gary Caplan      Vice President of Operations and Director

Bernard Shinder  Director

     ELI BARTOV, age 53, is our President, Chief Executive Officer and a DirectorMr. Bartov received his BA degree in 1972 and an MBA in marketing in 1976 from Hofstra University. He was VP Marketing for Patchogue Automotive from 1974-1976 and for NYC Auto Auction from 1976-1978. He served as President of Ayalon International from 1978-1984, before he opened his own automotive parts business, Pines Imports Inc. in 1984. Pines Imports changed its name to Pines Automotive Inc. in 1989 and supplies a full line of automotive parts to auto repair shops on a consignment basis. Mr. Bartov, established Brakes Express, Inc. in October, 1992, as a marketing division of Pines. Mr. Bartov is majority shareholder of Pines Automotive, Inc. and Brakes Express, Inc.

     STEVEN ROTHMAN, age 47, is our Vice President, Finance and Chief Financial Officer. Mr. Rothman received a Bachelor of Science degree from the University of Toronto in 1973 and graduated as a Canadian Chartered Accountant and a member of the Ontario Institute of Chartered Accountants in 1976. He qualified to be a Certified Public Accountant by passing the IQEX examination in February, 1999. Prior to joining us, Mr. Rothman was Director, Finance and Administration from 1992-1998 for Dynacare Laboratories, a major provider of medical laboratory services in Canada. From 1980-1992, Mr. Rothman served in various executive capacities with Greenwin Developments, a real estate management and development company and Dynacare Inc., a major healthcare conglomerate. He has experience in initial public offerings and international financing agreements. He is responsible for all financial and treasury operations.

     IRWIN TAUBLIB, age 39, is our Vice President, Sales & Marketing and a Director. Mr. Taublib graduated in 1979 from St. John's University with a degree in Business Administration. In 1980 he received an Automotive degree from Delhanty Institute. From 1980-1986, he was Warehouse Manager for Essex Automotive Distributors. He served as VP Sales for Weiss Tools from 1986-1990 and, from 1990 to the present, Mr. Taublib has served in various managerial positions with Pines Automotive and Brakes Express. He has been instrumental in developing excellent relationships with existing customers and implementation of the mini warehouse distribution system concept.

     GARY CAPLAN, age 39, is our Vice President, Operations and a Director. Mr. Caplan has been involved in auto parts sales in both Britain and the U.S. He graduated in 1980 from Granville College, Sheffield, England with a BA degree. He worked as a sales rep for AJ Oster Co. from 1980-1981 and became VP Sales for Marcel Foreman & Co. from 1981-1983. From 1983-1988, he managed a Goodyear Tire store, which became the most successful in Broward county. He has been with Pines Automotive since 1988 and, worked his way from salesman to shareholder. His experience in auto repair shops has given him unique insight in understanding our customer needs.

     BERNARD SHINDER, age 63, is a Director. Mr. Shinder graduated in 1960 from Carleton University and the University of Toronto where he obtained degrees in accounting, economics and law. He practiced law as a Partner in his own firm for 20 years in Ottawa, Canada, specializing in International Tax. He spent two years, from 1982-1983, working for the Government of Canada as Senior Advisor to the Deputy Minister of Finance. After retiring from the practice of law, in 1989, he became financial advisor to his clients in a broad range of financial assignments with emerging companies in South Florida. Mr. Shinder will advise us on raising capital funds and investor relations.

     We expect that our Board of Directors will establish an Audit Committee and a Compensation Committee. The members of each committee are expected to be determined at the first meeting of the Board of Directors following the Effective Date.

COMPENSATION  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     We have entered into Employment Agreements with Eli Bartov, Irwin Taublib and Gary Caplan, substantially on the following terms:

     Basic  Term:  Five  (5)  years,  commencing  March  1,  1999

Compensation:     Name                    Base  Salary               Bonuses
                  ----                    ------------               -------

               Eli  Bartov                $75,000               8%  (Note)
               Irwin  Taublib             $60,000               2%  (Note)
               Gary  Caplan               $60,000               2%  (Note)

Note: The Bonus is calculated on the amount of Net Income in excess of $50,000.00 in the first fiscal period.

     Lease of Automobile and Expenses: Ranges from $400 to $500 per month plus expenses.

     Vacation:  Three  (3)  weeks  per  annum

     Severance: If termination without cause, the employee will receive severance pay of one (1) year's Base Salary, or the balance of his annual Base Salary, if less than one (1) year remains in the Basic Term.

     The Employment Agreements also contain Non-Competition, Confidentiality and Copyright provisions which survive the termination of the agreements.

     The Company has entered into a Consulting Agreement with BSCI Capital, L.P. which provides for a payment of $3,000 per month, commencing October 1, 1998 and ending on September 30, 1999, in respect of the provision of financial and management consulting services by Mr. Steven Rothman and Mr. Bernard Shinder. The agreement may be terminated by either party upon 60 days notice prior to the expiry date, otherwise it will continue from year to year.

STOCK  INCENTIVE  PLAN

     On the 20th day of October, 1998, our Board of Directors and Shareholders adopted the Brakes Express, Inc. Stock Incentive Plan (the "Stock Incentive Plan") to provide deferred stock incentive to certain of our key employees and directors and subsidiaries, if any, who contribute significantly to our long term performance and growthThe following description of the Stock Incentive Plan is qualified in its entirety by reference to the Stock Incentive Plan itself.

     General Provisions of the Stock Incentive Plan. The Stock Incentive Plan is administered by the Board of Directors or a committee of the Board of Directors duly authorized and given authority by the Board of Directors to administer the Stock Incentive Plan (the Board of Directors or such designated Committee as administrator of the Stock Incentive Plan shall be hereinafter referred to as the "Board"). The Board has exclusive authority to administer the Stock Incentive Plan including without limitation, to select the employees to be granted awards under the Stock Incentive Plan, to determine the type, size and terms of the awards to be made, to determine the time when awards will be granted, and to prescribe the form of instruments evidencing awards made under the Stock Incentive Plan. The Board will be authorized to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan as may be necessary for efficient administration of the Stock Incentive Plan. Any Board action will require a majority vote of the members of the Board.

     Three types of awards are available under the Stock Incentive Plan: (i) non-qualified stock options or incentive stock options, (ii) stock appreciation rights and (iii) restricted stock. An aggregate of 500,000 Common Shares may be issued pursuant to the Stock Incentive Plan, subject to adjustment to prevent dilution due to merger, consolidation, stock split or other recapitalization.

     The Stock Incentive Plan will not affect our right or power to make or authorize any major corporate transaction such as a merger, dissolution or sale of assets. If we are dissolved, liquidated or merged out of existence, each participant will be entitled to benefit as though he became fully vested in all previous awards to him immediately prior to or concurrently with such dissolution, liquidation or merger. The Board may provide that an option or stock appreciation right will be fully exercisable, or that a share of restricted stock will be free of such restriction upon a change in control.

     The Stock Incentive Plan may be amended at any time and from time to time by the Board of Directors, but no amendment which increases the aggregate number of Common Shares that may be issued pursuant to the Stock Incentive Plan will be effective unless it is approved by our stockholders. The Stock Incentive Plan will terminate upon the earlier of the adoption of a resolution by the Board of Directors terminating the Stock Incentive Plan, or ten years from the date of the Stock Incentive Plan's approval.

     Stock options are rights to purchase shares of common stock. Stock appreciation rights are rights to receive, without payment, cash and/or Common Shares in lieu of the purchase of shares of common stock under the stock option to which the stock appreciation right is attached. The Board may grant stock options in its discretion under the Stock Incentive Plan. The option price shall be determined by the Board at the time the option is granted and shall not be less than the par value of such shares.

     The Board will determine the number of Shares to be subject to any option awarded. The option will not be transferable by the recipient except by the laws of descent and distribution. The option period and date of exercise will be determined by the Board and may not exceed ten years. The option of any person who dies may be exercised by his executors, administrators, heirs or distributees if done so within one year after the date of that person's death with respect to any Shares as to which the decedent could have exercised the option at the time of this death. Upon exercise of an option, the participant may pay for the Shares so acquired in cash, with common stock (the value of which will be the fair market value at the date of exercise), in a combination of both cash and common stock, or, in the discretion of the Board, by promissory note. For purposes of determining the amount, if any, of the purchase price satisfied by payment with common stock, fair market value is the mean between the highest and best sales price per share of the common stock on a given day on the principal exchange upon which the stock trades or some other quotation source designated by the Board.

     The Board may, in its discretion, attach a stock appreciation right to an option awarded under the Stock Incentive Plan. A stock appreciation right is exercisable only to the extent that the option to which it is attached is exercisable. A stock appreciation right entitles the optionee to receive a payment equal to the appreciated value of each Share under option in lieu of exercising the option to which the right is attached. The appreciated value is the amount by which the fair market value of a share of common stock exceeds the option exercise price for that share. A holder of a stock appreciation right may receive cash, common stock or a combination of both upon surrendering an unexercised option to which the stock appreciation right is attached. We must elect its method of payment within fifteen business days after the receipt of written notice of an intention to exercise the stock appreciation right.

     Any person granted an incentive stock option under the Stock Incentive Plan who makes a disposition within the meaning of 5425(c) of the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder, of any shares of common stock issued to him pursuant to his exercise of an option within two years from the date of the granting of such option or within one year after the date any shares are transferred to him pursuant to the exercise of the incentive stock option must within ten days of the disposition notify us and immediately deliver to us any amount of federal income tax withholding required by law.

     A person to whom a stock option or stock appreciation right is awarded will have no rights as a stockholder with respect to any shares of common stock issuable pursuant to the stock option or stock appreciation rights until actual issuance of a stock certificate for the Common Shares.

     Restricted Stock. The Board may in its discretion award common stock that is subject to certain restrictions on transferability. This restricted stock issued pursuant to the Stock Incentive Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by the laws of descent and distribution, for a period of time as determined by the Board, from the date on which the award is granted. We will have the option to repurchase the shares of restricted common stock at such price as our Board shall have fixed, in its sole discretion, when the award was made, which option will be exercisable at such times and upon the occurrence of such events as the Board shall establish when the restricted stock award is granted. We may also exercise our option to repurchase the restricted common stock if prior to the expiration of the restricted period, the participant has not paid to us amounts required to be withheld pursuant to federal, state or local income tax laws. Certificates for restricted stock will bear an appropriate legend referring to the restrictions. A holder of restricted stock may exercise all rights of ownership incident to such stock including the right to vote and receive dividends, subject to any limitations the Board may impose.

     Participation in Stock Incentive Plan. As of the date of this Prospectus no options have been issued and no agreements are existing between us and any person with respect to the issuance of options with any director, executive officer or any other person.

CERTAIN  TRANSACTIONS

     We were incorporated in Oregon as Althouse Placers Inc. on February 13, 1981 and reincorporated as Althouse, Inc. in Delaware on September 5, 1995. Althouse Inc. changed its name to Brakes Express, Inc. on August 5, 1998.

     On July 31, 1998, through our wholly-owned subsidiary, BE Acquisition Corp., we acquired substantially all of the assets of a Florida corporation, also known as Brakes Express, Inc. based in Fort Lauderdale, Florida ("Brakes-Florida").

     Prior to the acquisition, we reduced the number of shares outstanding through a "reverse split," by exchanging one share of common stock for each three shares of common stock outstanding, changed the name of our corporation from "Althouse, Inc." to "Brakes Express, Inc.", and sold 2,000,000 newly issued restricted shares of common stock to Eli Bartov, Gary Caplan, Irwin Taublib and Oscar Villaverde for cash consideration of $.01 per share or an aggregate of $20,000; sold 70,000 Series I convertible preferred shares for the cash consideration of $.01 per share, and, entered into an agreement to acquire the existing mini warehouse business, which commenced in January 1998, consisting of inventory of $120,000, from Brakes-Florida.

     The acquisition was characterized as a recapitalization whereby the operations of the mini warehouses were accounted for since inception (January 1, 1998) with an initial capitalization of $20,000. Subsequent to the acquisition, BE Acquisition Corp. changed its name to "Brakes Express, Inc." and the company which sold the assets changed its name to "Old BE Corp."

     On January 31, 1999, Eli Bartov and other management employees purchased an additional 1,600,000 Common Shares for cash consideration of $.01 per share and the commitment to devote their full time and attention to our business, including the transfer of substantially all of the customer base of Pines Automotive Inc. to us over time.

INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS

     Our Restated Certificate of Incorporation and By-Laws provide for indemnification of our officers and directors to the fullest extent permitted by Delaware Law. In addition, the Restated Certificate of Incorporation provides, pursuant to Delaware Law, that no director shall be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty by such director as a director. However, the directors shall be liable to the extent provided by applicable law for (i) breach of the director's duty of loyalty to us or our shareholders, or (ii) acts or missions not in good faith or which involve intentional misconduct or willful violation of law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information, as of February 28, 1999 , with respect to beneficial ownership of the Common Shares by (i) each person known by us to own beneficially more than 5% of the presently outstanding Common Stock; (ii) each of our Directors and (iii) all of our Directors and Officers as a group, both before and after giving effect to the Conversion of Preferred Shares.

          COMMON  STOCK
          -------------
                                              PERCENT OF TOTAL
                                               BEFORE    AFTER
NAME OF                         NUMBER OF       CONVERSION OF
BENEFICIAL OWNER             SHARES OWNED(1)  PREFERRED SHARES
---------------------------  ---------------  -----------------
Eli Bartov                         2,376,000             59.40%  50.55%
Gary Caplan                          594,000             14.85%  12.64%
Irwin Taublib                        594,000             14.85%  12.64%
Bernard Shinder                      138,625  N/A                 2.95%

ALL OFFICERS AND DIRECTORS
AS A GROUP (3/5 PERSONS)           3,721,875             89.10%  79.19%

(1) Based upon the total number of Common Shares outstanding before Preferred Share conversion (4,000,000) and after Preferred Share conversion (4,700,000). Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the name entities or individuals have sole voting and investment power with respect to the shares of Common Stock beneficially owned.


                          DESCRIPTION OF CAPITAL STOCK

     The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of our certificate of incorporation and by-laws, which are attached to the registration statement of which this Prospectus is a part. We will furnish copies of our certificate of incorporation and by-laws to investors upon their written request. Our authorized capital consists of 30,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, $.001 par value per share. See "Additional Information."

COMMON  STOCK

     Our authorized Common Stock consists of 30,000,000 shares, $.001 par value, of which 4,000,000 common shares were issued and outstanding as of the date of this Prospectus. The holders of Common Stock are entitled to one vote per share on the election of directors and on all other matters submitted to a vote of stockholders. Common Shares do not have preemptive rights or cumulative voting rights. Our Certificate of Incorporation, as amended, provides that the board of directors shall be divided into three classes, as nearly equal in number as possible, and that at each annual meeting of stockholders all of the directors of one class shall be elected for a three-year term. The affirmative vote of not less than 75% of the outstanding shares of Common Stock is required to approve a merger or consolidation, a transfer of substantially all the assets, certain issuances and transfers of our securities to other entities or our dissolution unless our Board of Directors has approved the transaction. Additionally, certain business combinations involving us and any holder of 15% or more of our outstanding voting stock must be approved by at least 66.67% of such voting stock, exclusive of the stock owned by the 15% stockholders, unless approved by a majority of the directors not affiliated with such holder or certain price and procedural requirements are met. These provisions, together with the authorization to issue preferred stock on terms designated by the Board of Directors, described above, could be used as anti-takeover devices.

     Our Common Shareholders are entitled to receive dividends ratably when, as and if declared by the Board of Directors, and upon liquidation are entitled to share ratably in our net assets. Payment of dividends on the Common Shares may be subject to restrictions contained in any future agreement in connection with the issuance of Preferred Stock. See "Preferred Stock." The decision to pay dividends is subject to any agreements with holders of preferred stock issued in the future and such other financial considerations as our Board of Directors may deem relevant. No assurance can be given as to the timing or amount of any dividend that we may declare on the Common Shares.

     Our By-Laws provide that, subject to certain limitations discussed below, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting. Our By-Laws also provide that a stockholder must give written notice of such stockholder's intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to our Secretary not later than (i) with respect to an election to be held at an Annual Meeting of Stockholders, 90 days prior to the anniversary date of the date of the immediately preceding Annual Meeting, and (ii) with respect to an election to be held at a Special Meeting of Stockholders for the election of directors, the close of business on the tenth day following the date on which a written statement setting forth the date of such meeting is first mailed to stockholders provided that such statement is mailed no earlier than 120 days prior to the date of such meeting. Notwithstanding the foregoing, if an existing director is not standing for re-election to a directorship which is the subject of an election at such meeting or if a vacancy exists as to a directorship which is the subject of an election, whether as a result of resignation, death, an increase in the number of directors, or otherwise, then a stockholder may make a nomination with respect to such directorship at any time not later than the close of business on the tenth day following the date on which a written statement setting forth the fact that such directorship is to be elected and the name of the nominee proposed by the Board of Directors is first mailed to stockholders. Each notice of a nomination from a stockholder shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations); and (e) the consent of each nominee to serve as a director if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

DEFENSES  AGAINST  HOSTILE  TAKEOVERS

     Introduction. While the following discussion summarizes the reasons for, and the operation and effects of, certain provisions of our Certificate of Incorporation which management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the Certificate of Incorporation and By-Laws, copies of which are available from us and which should be reviewed for more detailed information.

     In general, the anti-takeover provisions in Delaware law and our Certificate of Incorporation are designed to minimize our susceptibility to sudden acquisitions of control which have not been negotiated with and approved by our Board of Directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the Board of Directors. The provisions would not prohibit an acquisition of control or a tender offer for all of our capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control in a transaction that is not approved by the Board of Directors, by making it more difficult for a person or group to obtain control in a short time and then impose its will on the remaining stockholders. However, to the extent these provisions successfully discourage the acquisition of control or tender offers for all or part of our capital stock without approval of the Board of Directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of the company's stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the Board of Directors, whether or not stockholders deem such transactions to be in their best interests.

     Authorized Shares of Capital Stock. Our Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of serial preferred stock. Preferred Shares with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued Common Shares (the Certificate of Incorporation authorizes the issuance of up to 30,000,000 shares), could represent additional capital stock required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of our stockholders. If our Board of Directors determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition single-handedly.

     Stockholder Meetings. Delaware law provides that the annual stockholder meeting may be called by a corporation's Board of Directors or by such person or persons as may be authorized by a corporation's certificate of incorporation or By-Laws. Our Certificate of Incorporation provides that annual stockholder meetings may be called only by the Board of Directors or a duly designated committee of the Board. Although we believe that this provision will discourage stockholder attempts to disrupt our business between annual meetings, its effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control between one annual meeting as a forum to address certain other matters and discourage takeovers which are desired by the stockholders. Our Certificate of Incorporation also provides that stockholder action may be taken only at a special or annual stockholder meeting and not by written consent.

     Classified Board of Directors and Removal of Directors. Our Certificate of Incorporation provides that our Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class serve for terms of three years, with the terms of one class expiring each year. Each class currently consists of approximately one-third of the number of directors. Each director will serve until his successor is elected and qualified.

     A classified Board of Directors could make it more difficult for stockholders, including those holding a majority of our outstanding stock, to force an immediate change in the composition of a majority of the Board of Directors. Since the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the stockholders to change a majority, whereas a majority of a non-classified Board may be changed in one year. In the absence of the provisions of our Certificate of Incorporation classifying the Board, all of the directors would be elected each year. The provision for a staggered Board of Directors affects every election of directors and is not triggered by the occurrence of a particular event such as a hostile takeover. Thus a staggered Board of Directors makes it more difficult for stockholders to change the majority of directors even when the reason for the change would be unrelated to a takeover.

     Our Certificate of Incorporation provides that a director may not be removed except for cause by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote at an election of directors. This provision may, under certain circumstances, impede the removal of a director and thus preclude the acquisition of control through the removal of existing directors and the election of nominees to fill in the newly created vacancies. The supermajority vote requirement would make it difficult for our stockholders to remove directors, even if the stockholders believe such removal would be beneficial.

     Restriction of Maximum Number of Directors and Filling Vacancies on the Board of Directors. Delaware law requires that the board of directors of a corporation consist of one or more members and that the number of directors shall be set by the By-Laws, unless it is set by the corporation's certificate of incorporation. Our Certificate of Incorporation provides that the number of directors (exclusive of directors, if any, to be elected by the holders of preferred stock) shall not be less than five or more than 15, as shall be provided from time to time in accordance with the By-Laws. The power to determine the number of directors within these numerical limitations and the power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in the Board of Directors. The overall effect of such provisions may be to prevent a person or entity from quickly acquiring control through an increase in the number of the our directors and election of nominees to fill the newly created vacancies and thus allow existing management to continue in office.

     Stockholder Vote Required to Approve Business Combinations with Related Persons. Our Certificate of Incorporation generally requires the approval of the holders of 75% of the our outstanding voting stock (and any class or series entitled to vote separately), and a majority of the outstanding stock not beneficially owned by a related person (as defined) (up to a maximum requirement of 85% of the outstanding voting stock), to approve business combinations (as defined) involving the related person, except in cases where the business combination has been approved in advance by two-thirds of those members of our Board of Directors who were directors prior to the time when the related person became a related person. Under Delaware law, absent these provisions, business combinations generally, including mergers, consolidations and sales of substantially all of our assets must, subject to certain exceptions, be approved by the vote of the holders of a majority of our outstanding voting stock. One exception under Delaware law to the majority approval requirement applies to business combinations (as defined) involving stockholders owning 15% of the outstanding voting stock of a corporation for less than three years. In order to obtain stockholder approval of a business combination with such a related person, the holders of two-thirds of the outstanding voting stock, excluding the stock owned by the 15% stockholder, must approve the transaction. Alternatively, the 15% stockholder must satisfy other requirements under Delaware law relating to (i) the percentage of stock acquired by such person in the transaction which resulted in such person's ownership becoming subject to the law, or (ii) approval of the board of directors of such person's acquisition of the stock of the Delaware corporation. Delaware law does not contain price criteria. The supermajority stockholder vote requirements under the Certificate of Incorporation and Delaware law may have the effect of foreclosing mergers and other business combinations which the holders of a majority of our stockholders deem desirable and place the power to prevent such a transaction in the hands of a minority of stockholders

     Under Delaware law, there is no cumulative voting by stockholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholder meeting may, if they so choose, elect all our directors, thus precluding a small group of stockholders from controlling the election of one or more representatives to our Board of Directors.

     Advance Notice Requirements for Nomination of Directors and Proposal of New Business at Annual Stockholder Meetings. Our Certificate of Incorporation generally provides that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a stockholder meeting must submit written notice not less than 30 or more than 60 days in advance of the meeting. This advance notice requirement may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management's nominees or proposals, even if the stockholders believe such nominees or proposals are in their interests. Making the period for nomination of directors and introducing new business a period not less than 10 days prior to notice of a stockholder meeting may tend to discourage persons from bringing up matters disclosed in the proxy materials furnished by us and could inhibit the ability of stockholders to bring up new business in response to recent developments.

     Limitations on Acquisitions of Capital Stock. Our Certificate of Incorporation generally provides that if any person were to acquire beneficial ownership of more than 20% of any class of our outstanding Common Stock, each vote in excess of 20% would be reduced to one-hundredth of a vote, with the reduction allocated proportionately among the record holders of the stock beneficially owned by the acquiring person. The limitation on voting rights of shares beneficially owned in excess of 20% of our outstanding Common Stock, would discourage stockholders from acquiring a substantial percentage our stock in the open market, without disclosing their intentions, prior to approaching management to negotiate an acquisition of our remaining stock. The effect of these provisions is to require amendment of the Certificate of Incorporation, which requires Board approval, before a stockholder can acquire a large block of our Common Stock. As a result, these provisions may deter takeovers by potential acquirors who would have acquired a large holding before making an offer for the remaining stock, even though the eventual takeover offer might have been on terms favorable to the remaining stockholders.

     Supermajority Voting Requirement for Amendment of Certain Provisions of the Certificate of Incorporation. Our Certificate of Incorporation provides that specified provisions contained in the Certificate of Incorporation may not be repealed or amended except upon the affirmative vote of the holders of not less than seventy-five percent of the outstanding stock entitled to vote. This requirement exceeds the majority vote that would otherwise be required by Delaware law for the repeal or amendment of the Certificate of Incorporation. Specific provisions subject to the supermajority vote requirement are (i)
Article X, governing the calling of stockholder meetings and the requirement that stockholder action be taken only at annual or special meetings, (ii)
Article XI, requiring written notice of nominations for the election of directors and new business proposals, (iii) Article XII, governing the number and terms of directors, (iv) Article XIII, governing the removal of directors,
(v) Article XIV, limiting acquisitions of 20% or more of our stock, (vi) Article XV, governing approval of business combinations involving related persons, (vii)
Article XVI, relating to the consideration of various factors in the evaluation of business combinations, (viii) Article XVII, providing for indemnification of directors, officers, employees and agents, (ix) Article XVIII, limiting directors' liability, and (x) Articles XIX and XX, governing the required stockholder vote for amending the By-Laws and Certificate of Incorporation, respectively. Article XX is intended to prevent the holders of less than 75% of our outstanding voting stock from circumventing any of the foregoing provisions by amending the Certificate of Incorporation to delete or modify one of such provisions. This provision would enable the holders of more than 25% of our voting stock to prevent amendments to the Certificate of Incorporation or By-Laws even if they were favored by the holders of a majority of the voting stock.

SERIES  A  CONVERTIBLE  PREFERRED  STOCK

     Our Board of Directors is authorized by our Certificate of Incorporation, without any action on the part of stockholders, to issue preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences, limitations, descriptions and terms thereof, including the extent, if any, to which the holders of the shares of any such series will be entitled to vote as a class or otherwise with respect to the election of directors or otherwise, all as shall, to the extent permitted under the laws of the State of Delaware, be determined by our Board of Directors. Thus, the Board of Directors, without stockholder approval, may authorize the issuance of preferred stock which could make it more difficult for another company to effect certain business combinations with us.

     Designation  and  Amount.  There  shall  be  a  series  of  Preferred Stock
     ------------------------
designated  as  "Series I Convertible Preferred Stock," and the number of shares
     ---
constituting such series shall be 70,000. Such series is referred to herein as the "Convertible Preferred Stock" or "Preferred Shares.")

     Rank.  All  shares  of Convertible Preferred Stock all rank prior to all of
     ----
the Corporation's Common Stock, par value $.001 per share (the "Common Stock"), now or hereafter issued, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     Dividends.  The holders of Convertible Preferred Stock shall be entitled to
     ---------
receive, when, as and if declared by the Board of Directors out of funds at the time legally available therefor, dividends at the rate of $.01 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest from the date of first issuance and shall be payable in cash quarterly in arrears on March 15, June 15, September 15 and December 15 of each year commencing December 15, 1998 (except that if any such date is a Saturday, Sunday or legal holiday then such dividend shall be payable on the next day that is not a Saturday, Sunday or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 nor less than 10 days preceding the payment dates for such dividends, as are fixed by the Board of Directors.

     No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends and as to liquidation rights to the Convertible Preferred Stock, shall be declared, paid or set apart for payment on, and no purchase, redemption or other acquisition shall be made by the Corporation of, any shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Convertible Preferred Stock (the "Junior Dividend Stock") unless and until all accrued and unpaid dividends on the Convertible Preferred Stock, including the full dividend for the then current quarterly dividend period, shall have been paid or declared and set apart for payment.

     Any reference to "distribution" contained in this Section 4 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     Liquidation  Preference.  In  the  event  of  a liquidation, dissolution or
     -----------------------
winding up of the Corporation, whether voluntary or involuntary, the holders of Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount equal to the dividends accrued and unpaid thereon to the date of final distribution to such holders, whether or not declared, without interest, and a sum equal to $.05 per share, and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Convertible Preferred Stock (the "Junior Liquidation Stock") provided, however that such rights shall accrue to the holders of
         ---------  -------
Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preferences of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. The entire assets of the Corporation available for distribution after the liquidation preferences of the Senior Liquidation stock are fully met shall be distributed ratably among the holders of the Convertible Preferred Stock and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Convertible Preferred Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Corporation.

     Redemption at Option of the Corporation. The Corporation may not redeem the
     ----------------------------------------
Convertible  Preferred  Stock.

     The shares of Convertible Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

     Redemption  at  Option  of  Holders.  In  the event (i) any person with the
     -----------------------------------
defined meaning as used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provision becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor provision) of more than 50% of the Common Stock (a "Share Acquisition") or the Corporation is a party to a business combination, including a merger or consolidation or the sale of all or substantially all of its assets and (ii) either (a) as a result of such a Share Acquisition or business combination, the Convertible Preferred Stock thereafter is not convertible into common stock of the Corporation or of the ultimate parent of the Corporation which common stock is traded on the New York Stock Exchange, the American Stock Exchange or through the NASDAQ National Market System or (b) all or substantially all of the consideration paid in such Share Acquisition or business combination does not consist of common stock of the ultimate parent of the Corporation which common stock is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System, then each holder of Convertible Preferred Stock, subject to the conditions of this Section 7, shall have the option to require the Corporation to redeem all of the shares of Convertible Preferred Stock owned by such holder at $10.00 per share plus accrued and unpaid dividends to the redemption date.

     Conversion  Privilege.  Each  share of Convertible Preferred Stock shall be
     ---------------------
convertible at the option of the holder thereof, at any time prior to the close of business on the date fixed for redemption of such share as herein provided, into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided, initially at the rate of 10 shares of Common Stock for each full share of Convertible Preferred Stock.

     For the purpose of this Certificate of Designations, the term "Common Stock" shall initially mean the class designated as Common Stock, par value $.001 per share, of the Corporation as of July 31, 1998, subject to adjustment as hereinafter provided.

     Voting  Rights.  The  holders  of Convertible Preferred Stock will not have
     --------------
any voting rights except as set forth below or as otherwise from time to time required by law. In connection with any right to vote, each holder of Convertible Preferred Stock will have one vote for each share held.

     Other  Provisions.  The  shares  of  Series  A  Convertible Preferred, when
     -----------------
issued,  will  be  duly  and  validly  issued,  fully  paid  and non-assessable.

     The holders of Series A Convertible Preferred Shares have no preemptive rights with respect to any of our securities.

REGISTRAR  AND  TRANSFER  AGENT

     The transfer agent, conversion agent and registrar for the Convertible Preferred Shares, and the transfer agent and registrar for the Common Shares issuable upon conversion of the Preferred Shares will be Atlas Stock Transfer Corporation, Salt Lake, City, Utah.


                                LEGAL PROCEEDINGS

     We are subject to litigation from time to time in the ordinary course of our business. However, we are not a party to any litigation as to which an adverse decision would have a material adverse impact upon our operations or financial condition.


                                  LEGAL MATTERS

     Sonfield & Sonfield, Houston, Texas has passed on certain legal matters relating to the validity of our securities distributed pursuant to this Prospectus, the legality of our Common Stock as well as other legal matters relating to our organization. Sonfield & Sonfield also represents us and has set out its opinion of certain federal income tax consequences in this Prospectus under the heading "Certain Federal Income Tax Consequences.


                                     EXPERTS

     Our audited financial statement at July 31, 1998, appearing in this Prospectus and elsewhere in the Registration Statement have been audited by Durland & Company, CPAs, P.A., independent public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon the authority of such firm as experts in giving such report.

     Our audited financial statement at December 31, 1997, appearing in this Prospectus and elsewhere in the Registration Statement have been audited by Harper & Pearson Company, P.C., independent public accountants, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon the authority of such firm as experts in giving such report.

                                     F - 10
                          INDEX TO FINANCIAL STATEMENTS



INDEPENDENT  AUDITORS  REPORT                          F  -  2
CONSOLIDATED  BALANCE  SHEETS                          F  -  3
CONSOLIDATED  STATEMENTS  OF  OPERATIONS               F  -  4
CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS'  EQUITY    F  -  5
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS              F  -  6
NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS        F - 7-10

                           INDEPENDENT AUDITORS REPORT






The  Board  of  Directors
Brakes  Express,  Inc.
Lauderhill,  Florida

We have audited the accompanying consolidated balance sheet of Brakes Express, Inc., as of July 31, 1998 and the related consolidated statements of operations, stockholders= equity and cash flows for the seven months then ended These financial statements are the responsibility of the Company=s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Brakes Express, Inc. as of July 31, 1998 and the results of their operations and cash flows for the seven months then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which assume that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has experienced a $0 net income from inception to July 31, 1998. The Company=s financial position and operating results raise substantial doubt about its ability to continue as a going concern. Management=s plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                   Durland & Company, CPAs, P.A.


Palm  Beach,  Florida
May  7,  1999


                                                       BRAKES EXPRESS, INC.
                                                    CONSOLIDATED BALANCE SHEETS



                                                                                                 January 31, 1999
ASSETS                                                                                             (Unaudited)      July 31, 1998
----------------------------------------------------------------------------------------------  ------------------  --------------

Current Assets
   Cash                                                                                         $          60,966                0
                                                                                                ------------------  --------------
   Accounts receivables, less allowance for doubtfull accounts of $4,526                                  173,536                0
----------------------------------------------------------------------------------------------
   Inventory                                                                                              140,113          120,000
----------------------------------------------------------------------------------------------
   Stock subscription receivable                                                                                0           21,050
----------------------------------------------------------------------------------------------  ------------------  --------------


Total current assets                                                                                      374,615          141,050
----------------------------------------------------------------------------------------------  ------------------  --------------


Property and Equipment
----------------------------------------------------------------------------------------------
   Furniture and fixtures                                                                                  12,046                0
                                                                                                ------------------  --------------
   Less: accumulated depreciation                                                                            (659)               0
----------------------------------------------------------------------------------------------  ------------------  --------------


Net property and equipment                                                                                 11,387                0
----------------------------------------------------------------------------------------------  ------------------  --------------


Other assets                                                                                                3,382                0
----------------------------------------------------------------------------------------------  ------------------  --------------


Total Assets                                                                                    $         389,384   $      141,050
----------------------------------------------------------------------------------------------  ==================  ==============


LIABILITIES AND STOCKHOLDERS= EQUITY
Current liabilities
   Accounts payable and accrued expenses                                                        $          80,617   $            0
                                                                                                ------------------  --------------
   Accounts payable -  related party                                                                       92,510                0
----------------------------------------------------------------------------------------------  ------------------  --------------
   Income taxes payable                                                                                     9,501                0
                                                                                                ------------------  --------------
   Note and accrued interest payable - related party                                                      125,922          120,000
----------------------------------------------------------------------------------------------  ------------------  --------------


Total current liabilities                                                                                 308,550          120,000
----------------------------------------------------------------------------------------------  ------------------  --------------


Stockholders= equity
----------------------------------------------------------------------------------------------
   Series A convertible Preferred stock $.001 par value, 1,000,000 shares authorized, 70,000 shares issued and outstanding (liquidation
                          preference of $3,500)                                                                70               70
                                                                                                ------------------  --------------
   Common stock, $.001 par value, 30,000,000 shares authorized,
                         4,000,041 and 2,400,041 shares issued and outstanding at January 31,
            1999 and July 31, 1998, respectively                                                            4,000            2,400
                                                                                                ------------------  --------------
   Additional paid-in capital                                                                              32,980           18,580
                                                                                                ------------------  --------------
   Retained earnings                                                                                       43,784                0
----------------------------------------------------------------------------------------------  ------------------  --------------


Total stockholders= equity                                                                                 80,834           21,050
----------------------------------------------------------------------------------------------  ------------------  --------------


Total Liabilities and Stockholders= Equity                                                      $         389,384   $      141,050
----------------------------------------------------------------------------------------------  ==================  ==============



                                BRAKES EXPRESS, INC.
                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                       For the six
                           months ended          For the seven
                          January 31, 1999          months ended

                                                        (Unaudited)   July 31, 1998
                                                        ------------  --------------

 Net sales                                              $   905,118   $      407,094
                                                        ------------  --------------


Cost of sales - related party                               463,894          237,139
------------------------------------------------------  ------------  --------------


Gross profit                                                441,224          169,955
------------------------------------------------------  ------------  --------------


Operating expenses
------------------------------------------------------
   Sales and delivery expenses                              221,340           80,986
------------------------------------------------------
   General and administrative expenses                      160,018           19,940
------------------------------------------------------
   General and administrative expenses - related party            0           56,247
   Management fee - related party                                 0           12,782
   Depreciation                                                 659                0
------------------------------------------------------  ------------  --------------


Total operating expenses                                    382,017          169,955
------------------------------------------------------  ------------  --------------


Income from operations                                       59,207                0
------------------------------------------------------  ------------  --------------


Other expenses
------------------------------------------------------
     Interest expense - related party                         5,922                0
------------------------------------------------------  ------------  --------------


Total other expenses                                          5,922                0
------------------------------------------------------  ------------  --------------


Income before income tax                                     53,285                0
------------------------------------------------------
Income tax                                                   (9,501)               0
------------------------------------------------------  ------------  --------------


Net income                                              $    43,784   $            0
------------------------------------------------------  ============  ==============


Basic earnings per common share                         $      0.02   $         0.00
------------------------------------------------------  ============  ==============


Weighted average common shares outstanding                2,408,737          409,475
------------------------------------------------------  ============  ==============




                                                  BRAKES EXPRESS, INC.
                                     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY







                                                        Preferred stock             Common stock                  APIC
                                                        ----------------          ----------------
                                                                           Par
                                                        Number of shares  Value   Number of shares  Par Value
                                                        ----------------  ------  ----------------  ----------


BEGINNING BALANCE, January 1, 1998                                     0  $    0                 0  $        0  $     0
                                                        ----------------  ------  ----------------  ----------  --------

Seven months ended July 31, 1998:

Reverse merger                                                         0       0           400,041         400     (400)
                                                        ----------------  ------  ----------------  ----------  --------

Issuance of shares for stock subscriptions receivable                  0       0         2,000,000       2,000   18,000
                                                        ----------------  ------  ----------------  ----------  --------

Issuance of preferred shares for stock
                           subscriptions receivable               70,000      70                 0           0      630
                                                        ----------------  ------  ----------------  ----------  --------

Issuance of warrants for warrant subscriptions
             receivable                                                0       0                 0           0      350
                                                        ----------------  ------  ----------------  ----------  --------

Net loss                                                               0       0                 0           0        0
------------------------------------------------------  ----------------  ------  ----------------  ----------  --------




BALANCE, July 31, 1998                                            70,000      70         2,400,041       2,400   18,580
                                                        ----------------  ------  ----------------  ----------  --------

Six months ended January 31, 1999 (Unaudited):
------------------------------------------------------

Issuance of shares for cash                                            0       0         1,600,000       1,600   14,400
------------------------------------------------------

Net income                                                             0       0                 0           0        0
------------------------------------------------------




BALANCE, January 31, 1999 (Unaudited)                             70,000  $   70         4,000,041  $    4,000  $32,980
------------------------------------------------------  ================  ======  ================  ==========  ========



                                                                                    Total
                                                        Retained Earnings   Stockholders= Equity






BEGINNING BALANCE, January 1, 1998                      $                0  $                   0
                                                        ------------------  ---------------------

Seven months ended July 31, 1998:

Reverse merger                                                           0                      0
                                                        ------------------  ---------------------

Issuance of shares for stock subscriptions receivable                    0                 20,000
                                                        ------------------  ---------------------

Issuance of preferred shares for stock
                           subscriptions receivable                      0                    700
                                                        ------------------  ---------------------

Issuance of warrants for warrant subscriptions
             receivable                                                  0                    350
                                                        ------------------  ---------------------

Net loss                                                                 0                      0
------------------------------------------------------  ------------------  ---------------------




BALANCE, July 31, 1998                                                   0                 21,050
                                                        ------------------  ---------------------

Six months ended January 31, 1999 (Unaudited):
------------------------------------------------------

Issuance of shares for cash                                              0                 16,000
------------------------------------------------------

Net income                                                          43,784                 43,784
------------------------------------------------------




BALANCE, January 31, 1999 (Unaudited)                   $           43,784  $              80,834
------------------------------------------------------  ==================  =====================




                                                  BRAKES EXPRESS, INC.
                                          CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         For the six
                                             months ended          For the seven
                                            January 31, 1999          months ended

                                                                                            (Unaudited)   July 31, 1998
                                                                                            ------------  --------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                               $    43,784   $            0
                                                                                            ------------  --------------
   Adjustments to reconcile net income to net cash flows provided by operating activities:
      Depreciation                                                                                  659                0
                                                                                            ------------  --------------
      Provision for doubtful accounts                                                             4,526                0
                                                                                            ------------  --------------
   Changes in operating assets and liabilities:
      Increase in accounts receivables                                                         (178,062)               0
                                                                                            ------------  --------------
      Increase in inventory                                                                     (20,113)               0
                                                                                            ------------  --------------
      Increase in security deposits                                                              (3,382)               0
------------------------------------------------------------------------------------------
      Increase in accounts payable and accrued expenses                                          80,617                0
------------------------------------------------------------------------------------------
      Increase in accounts payable - related party                                               92,510                0
------------------------------------------------------------------------------------------  ------------  --------------
      Increase in income taxes payable                                                            9,501                0
------------------------------------------------------------------------------------------  ------------  --------------
      Increase in accrued interest payable - related party                                        5,922                0
------------------------------------------------------------------------------------------  ------------  --------------


Net cash flows provided by operating activities                                                  35,962                0
------------------------------------------------------------------------------------------  ------------  --------------


CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------------------------------------------------------------
   Purchase of furniture and fixtures                                                           (12,046)               0
------------------------------------------------------------------------------------------  ------------  --------------


Net cash flows used by investing activities                                                     (12,046)               0
------------------------------------------------------------------------------------------  ------------  --------------


CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------------------------------------------------------------
   Proceeds from stock subscription receivable                                                   21,050                0
                                                                                            ------------  --------------
   Proceeds from issuance of common stock                                                        16,000                0
------------------------------------------------------------------------------------------  ------------  --------------


Net cash flows provided by financing activities                                                  37,050                0
------------------------------------------------------------------------------------------  ------------  --------------


Net increase in cash                                                                             60,966                0
                                                                                            ------------  --------------

Cash - beginning of period                                                                            0                0
------------------------------------------------------------------------------------------  ------------  --------------


Cash - end of period                                                                        $    60,966   $            0
------------------------------------------------------------------------------------------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Non-cash financing activities:
     Stock issued for stock subscription receivable                                         $         0   $       21,050
------------------------------------------------------------------------------------------


     Acquisition of inventory by issuance of notes to related party                         $         0   $      120,000
------------------------------------------------------------------------------------------  ============  ==============


                              BRAKES EXPRESS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (INFORMATION WITH RESPECT TO THE PERIOD ENDED JANUARY 31, 1999 IS UNAUDITED)

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES ORGANIZATION Brakes Express, Inc., a Delaware Corporation (the "Company"), was incorporated in Oregon as Althouse Placers, Inc. on February 12, 1981, and reincorporated as Althouse, Inc. in Delaware on September 5, 1995. Althouse, Inc. changed its name to Brakes Express, Inc. ("brakes") on August 5, 1998.

On  July  31,  1998,  the  Company,  through  its  wholly  owned  subsidiary, BE
Acquisition Corp., acquired substantially all of the assets of a Florida corporation, Brakes Express, Inc. based in Lauderhill, Florida ("Brakes-Florida"). Brakes-Florida's primary business is a wholesale supplier of brakes and other after-market brake parts to automotive repair shops. The acquisition was accounted for as a reorganization, whereby the mini warehouse component of the business, which was acquired, was accounted for since its inception (January 1, 1998) with an initial capitalization of $20,000, representing funding contributed by Eli Bartov and others. Subsequent to the acquisition, Brakes - Florida, which sold the assets, changed its name to Old BE Corp.

BASIS  OF  PRESENTATION   The  accompanying  consolidated  financial  statements
include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

EARNINGS PER SHARE The Company has adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" (FAS 128), which establishes new standards for computing and presenting earnings per share, (EPS), effective for the periods ending after December 15, 1997. Basic earnings per share is computed by dividing net earnings by the weighted average number of shares of common stock outstanding during each period.

FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash. The Company primarily transacts its business with one financial institution. At times, the amount on deposit in that one institution may exceed the $100,000 federally insured limit. The risk is managed by maintaining all deposits in high quality financial institutions.

 USE  OF  ESTIMATES   The  financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the statements of financial condition and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates.

REVENUE  RECOGNITION   Revenue  from  product sales is recognized at the time of
shipment.


INVENTORY    Inventory  consists  of  brakes and other after market brake parts.
Inventory is stated at the lower of cost or market (determined on a first-in, first-out basis).

PROPERTY  AND  EQUIPMENT    Property  and  equipment  are  stated  at  cost.
Maintenance and repair costs are charged to expense as incurred. Gains and losses on disposition of property and equipment are reflected in income. Depreciation is computed on the straight-line method for financial reporting purposes, based on the estimated useful lives of the assets.

INCOME  TAXES   In accordance with FAS 109, deferred income taxes (benefits) are provided for certain income and expenses which are recognized in different periods for tax and financial reporting purposes.

RECENT ACCOUNTING PRONOUNCEMENTS In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which established standards for reporting and disclosure of financial information by segment. This statement will be adopted by the Company for the 1999 fiscal year. The Company has not yet determined the impact of adopting this pronouncement on its financial statements.

In  June  1998,  the  FASB  issued  SFAS  No.  133,  "Accounting  for Derivative
Instruments and for Hedging Activities," which establishes standards for reporting and disclosure of derivative and hedging instruments. SFAS No. 133 is effective for annual reports beginning after June 15, 1999. The Company will not be affected by this new standard because the Company has no derivative or hedging financial instruments.

(2)  INCOME  TAXES     Income  expense consisted of the following at January 31,
1999:

     Income  taxes  currently  payable:

Federal  income  tax            $    6,845
State  income  tax                   2,656
                                ----------

     Income  tax  expense       $    9,501
                                ===========

(3)  STOCKHOLDERS'  EQUITY   The  Company  has  authorized  30,000,000 shares of
$0.001 par value common stock and 1,000,000 shares of $0.001 par value preferred stock.

Common stock - On July 31, 1998, the Company completed a reverse stock split by issuing one share for three shares then outstanding. This reduced the number of shares outstanding from 1,200,139 to 400,041. On July 31, 1998, the Company issued 2,000,000 shares, $.001 par value, of common stock to Eli Bartov and others for $20,000 cash. In January, 1999, the Company issued 1,600,000 shares, $.001 par value, of common stock to Eli Bartov and others for $16,000 cash.

Preferred stock - On July 31, 1998, 70,000 of the Company's 1,000,000 authorized shares of preferred stock, $.001 par value per share, designated as Series A convertible preferred stock, were issued for $700 cash. The preferred shares are convertible into 700,000 shares of common stock. The preferred shares have a liquidation preference of $.05 per share.

Warrants - On July 31, 1998, the Company issued warrants to purchase 350,000 shares of common stock. The Company received $350 in cash for these warrants. The Company subsequently canceled the warrants and treated the cash received as contributed capital.

At July 31, 1998, common stock subscriptions receivable in the amount of $21,050 were recorded reflecting amounts due from the sale of common stock, preferred stock and warrants. These amounts were received by the Company in August, 1998.

(4) RELATED PARTY TRANSACTIONS The Company entered into a financing agreement with a related party, Pines Automotive, Inc. This agreement consists of a term loan with a principal balance of $120,000 at July 31, 1998. Interest shall accrue at a rate equal to prime plus one half of one percent (.5%) per annum. The total unpaid balance of principal and accrued interest shall be due and payable on July 31, 1999. Interest expense incurred during the six month period ended January 31, 1999 amounted to $5,922. Unpaid principal and any accrued interest amounts were $125,922 and $120,000 at January 31, 1999 and July 31, 1998, respectively, and are presented in Note and accrued interest payable - related party.

     The Company purchases substantially all of its supplies at fair market value from Pines Automotive, Inc. ("Pines"), a company under common control. Total purchases for the periods ended January 31, 1999 and July 31, 1998 were

(4) RELATED PARTIES (CONTINUED) $463,894 and $237,139, respectively, and are presented in Cost of sales - related party. Amounts owed to Pines at January 31, 1999 were $92,510 and are presented in Accounts payable - related party.

During the seven months ended July 31, 1998, the Company received personnel services from and shared certain office expenses with Pines. The Company shares office space with Pines, in a building partially owned by the Company's president and majority shareholder. The Company reimbursed for these costs and recorded the reimbursements as general and administrative expenses. Reimbursements for the period amounted to $56,247.

During the seven months ended July 31, 1998, the Company paid management fees amounting to $12,782 to Pines, under an unwritten agreement which is no longer in effect.

(5)  COMMITMENTS  AND  CONTINGENCIES

OPERATING LEASES The Company has operating leases for four locations expiring from 1998 to 1999. All leases have durations of one year with annual renewal options. The lease agreements require the Company to pay real estate taxes, maintenance and other operating expenses associated with the space leased. Rent expense for the periods ended January 31, 1999 and July 31, 1998 was $26,605 and $9,993, respectively.

Future  minimum  rental  commitments  as  of  July  31,  1998  are  as  follows:

     August  1,  1998  -  July  31,  1999          $      11,156
Thereafter                                                     -
                                                ----------------
                                                    $     11,156
                                                    ============

EMPLOYMENT AGREEMENTS On March 1, 1999, the Company entered into employment agreements with three of its officers providing for annual base salaries, ranging from $60,000 to $75,000, together with bonuses ranging from 2% to 8% of net income in excess of $50,000 for the current fiscal year.

RELATED PARTIES The Company is obligated under an agreement dated July 31, 1998 to (a) pay certain acquisition costs and consulting fees, totaling $200,000, related to the acquisition of Brakes-Florida, and (b) enter into a consulting agreement with two of the Company's preferred stock shareholders. These obligations are subject to the Company raising debt or equity gross proceeds aggregating $1,500,000. Consideration for the consulting services shall be $36,000 per year, commencing October 1, 1998. These services shall continue from year to year unless terminated on sixty days notice by either party to the agreement.

(6) GOING CONCERN The Company is in the early stages of its operations and has a stockholders' equity of $90,335 and $21,050 as of January 31, 1999 and July 31, 1998, respectively. The Company is presently attempting to raise funds through equity financing or borrowing to expand operations and to open new locations. The Company expects to be able to meet its working capital needs for its existing operations. However, there is no assurance that any such financing or borrowings will be successful on commercially reasonable terms if at all.

                                     II - 4
                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Company is incorporated under Delaware Law. Section 145 of the General Corporation Law of Delaware provides that:

     (a) A corporation may indemnify any person, including officers and directors, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Article Five of the Restated Certificate of Incorporation of the Registrant, provides, in effect, that subject to certain limited circumstances, the Registrant will indemnify the officers and directors of the Registrant or its subsidiaries to the extent permitted by Delaware Law. The Registrant is not insured for liabilities it may incur pursuant to Article Five of its Restated Certificate of Incorporation relating to the indemnification of officers and directors of the Registrant and its subsidiaries.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

     Securities  and  Exchange  Commission  Filing  Fee         $  2,000
     Legal  Fees  and  Expenses                                   40,000
     Printing  and  Engraving  Expenses                            7,500
     Accountants'  Fees                                           10,000
     Fees  of  Transfer  Agent  and  Exchange  Agent               5,000
     Miscellaneous  expenses                                      10,000
                                                                  ------
     Total                                                      $ 74,500
                                                                ========

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     On the 31st day of July, 1998, in reliance on the exemption in Section 4(2) of the Securities Act of 1933, the Company issued a total of 2,000,000 common shares for the purchase price of $.01/share to accredited investors in consideration of services rendered to the Company in connection with the acquisition of Brakes Express, Inc.

     On the 31st day of July, 1998, in reliance on the exemption in Section 4(2) of the Securities Act of 1933, the Company issued a total of 70,000 preferred shares for the purchase price of $.01/share to accredited investors in consideration of services rendered to the Company in connection with the acquisition of Brakes Express, Inc.

     On the 31st day of January, 1999, in reliance on the exemption in Section 4(2) of the Securities Act of 1933, the Company issued a total of 1,600,000 common shares for the purchase price of $.01/share to accredited investors in consideration of services rendered to the Company in connection with the acquisition of Brakes Express, Inc.

     The sales of the aforementioned securities were made in reliance afforded by Section 4(2) thereof and/or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering.

ITEM  27.  EXHIBITS

     3.1     Certificate  of  Incorporation  of  Althouse,  Inc.

     3.2  -     Certificate  of Amendment of the Certificate of Incorporation of
the  Company.

     3.3  -     Certificate  of Amendment of the Certificate of Incorporation of
the  Company.

     3.4  -     By-Laws  of  the  Company.

     4.1  -     Form  of  Common  Stock  Certificate.

     5.1  -     Opinion  of  Sonfield & Sonfield with respect to legality of the
Securities.  (included  in  Part  II  of  the  Registration  Statement)

     8.1  -     Opinion  of  Sonfield  &  Sonfield  with  respect to tax matters
(included  in  Exhibit  5.1)

     10.13  -     Indemnification  Agreement between the Company and Eli Bartov.

     10.14  -     Indemnification  Agreement  between  the  Company  and Steven.
Rothman.

     10.15  -     Indemnification  Agreement  between  the  Company  and  Irwin
Taublib.

     10.16  -     Indemnification Agreement between the Company and Gary Caplan.

     10.17  -     Indemnification  Agreement  between  the  Company  and Bernard
Shinder.

     10.18  -     Brakes  Express,  Inc.  Stock  Incentive  Plan

     24.1  -     Consent  of  Sonfield  &  Sonfield  (included  in Exhibit 5.1).

     24.2 -     Consent of Durland & Company, CPAs, P.A. (included in Part II of the  Registration  Statement)**

     24.3  -     Consent  of Harper & Pearson Company, P.A. (included in Part II of  the  Registration  Statement)**

     25.1  -     Power  of  Attorney  (included  on  page  II-5).

__________________
**  To  Be  Filed  By  Amendment.

ITEM  28.  UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned  small  business  issuer  hereby  undertakes  that:

          For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

          For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities at the time as the initial bona fide offering of those securities.


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                                   SIGNATURES

     IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM SB-2 AND AUTHORIZED HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LAUDERHILL AND STATE OF FLORIDA, ON THE _____ DAY OF JUNE, 1999.

     BRAKES  EXPRESS,  INC.


     By:/s/Eli  Bartov
        --------------
     Eli  Bartov,  President


                                POWER OF ATTORNEY

     Each of the undersigned hereby authorizes Eli Bartov as his attorney-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements, post-effective amendments and acceleration requests to this Registration Statement.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

     Signature     Title     Date
     ---------     -----     ----


/s/Eli  Bartov          President,  Chief
--------------
Eli  Bartov     Executive  Officer  and
     Director          June  ___,  1999


/s/Steven  N.  Rothman          Vice  President,  Finance
----------------------
Steven  N.  Rothman     Chief  Financial  Officer          June  ___,  1999


/s/Irwin  Taublib          Vice  President,  Sales
-----------------
Irwin  Taublib     and  Marketing  and  Director     June  ___,  1999


/s/Gary  Caplan          Vice  President  of  Operations
---------------
Gary  Caplan     and  Director          June  ___,  1999


/s/Bernard  Shinder          Director          June  ____,  1999
-------------------
Bernard  Shinder


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